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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3, No. 333-43808) of UnumProvident Corporation and to the incorporation by reference therein of our report dated February 9, 2000 (except for Note 17, as to which the date is March 7, 2000) with respect to the consolidated financial statements and schedules of UnumProvident Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                      ERNST & YOUNG LLP

                                      /s/ Ernst & Young LLP

Chattanooga, Tennessee
August 29, 2000